Exhibit 4.66

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into on May 13, 2010 in Beijing by and among the following parties:

Party A:	KONGZHONG CHINA CO., LTD.,

Party B:	SHANGHAI DACHENG NETWORK TECHNOLOGY CO., LTD.,

Party C:	ZHEN YANG

Party D:	LEILEI WANG

WHEREAS,

1.	Party A is a wholly foreign owned company registered in the PRC. (hereinafter referred to as the “Pledgee”)

2.	Party B is a limited company registered in China.

3.	Party C (which own 40.8%) and party D (which own 59.2%) are all shareholders of Party B (the “Shareholders of Party B”). Party C and Party D hereinafter referred to as the “Pledgor”.

4.	All parties to this Agreement have signed Business Operation Agreement and Option Agreement respectively on May 13, 2010.

5.	Party A and Party B have signed Exclusive Technical Consultation and Service Agreement on May 13, 2010.

6.
In order to guarantee that Party A collects normally technical service fees under the Exclusive Technical Consulting and Services Agreement, and to ensure the performance of Business Operation Agreement and Option Agreement, the Pledgors are willing to severally and jointly pledge all their equity interest in Party B to the Pledgee as a security for the performance of the obligations under the aforesaid agreement, with Party A as the Pledgee.

Therefore, through friendly negotiations and in the principles of equality and mutual benefit, the parties hereby enter agreement as follows.

1.	Definitions

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	Pledge means the full content of Article 2 hereunder.

1.2	Equity Interest means 100% equity interests in Party B legally and jointly held by the Pledgors and all the present and future rights and benefits based on such equity interest.

1.3
Reorganization Agreements mean Exclusive Technical Consultation and Service Agreement signed by the parties on May 13, 2010, Business Operation Agreement and Option Agreement signed by the parties respectively on May 13, 2010.

1.4	Event of Default means any event in accordance with Article 7 hereunder.

1.5	Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

2.1	The Pledgors agree to pledge all the equity interest in Party B to Party A as the security for Party A’s rights and interest under the reorganization agreements.

2.2
The Pledge under this Agreement refers to the rights owned by the Pledgee to collect the fees (including legal fees), expenses and losses that Party B shall pay under the Technical Consulting and Service Agreement, and civil liabilities that Party B or Pledgors shall bear in case the Reorganization Agreement wholly or partially becomes nullify due to any reason.

2.3	The Pledge under this Agreement refers to the prior right owned by the Pledgee to the money gained from the conversion, auction, or sell of the equity interests pledged by the Pledgor to the Pledgee.

2.4
The pledge under this Agreement will be discharged only when Party B and Pledgors have performed all the obligations and liabilities under the Reorganization Agreement and Party A confirms in writing. If Party B or Pledgors have not fully performed all or part of its obligations or liabilities under the Reorganization Agreement at the expiration of such agreements, Party A will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

3.	Effect

3.1	This Agreement shall take effect as of the date when the equity shares pledged are recorded in the Register of Shareholder of Party B.

3.2
Party A is entitled to dispose the pledge hereunder if Party B fails to pay the fees in accordance with the Technical Consulting and Service Agreement or fail to perform the Business Operation Agreement and the Option Agreement.

4.	Physical Possession Of Documents

4.1
During the term of Pledge under this Agreement, the Pledgor shall deliver the physical possession of the Certificate of Distribution (original) of Party B and provide the testify of the proper record of such pledge on the shareholders’ register of Party B to Party A within one week as of the date of conclusion of this Agreement.

4.2
The Pledgor shall be entitled to collect the incomes (such as, including but not limited to, any dividends and profits) from the equity interests, which shall become the assurance for the debt of the Pledgor within the term of this Agreement, unless consented otherwise in writing by Party A.

5	Warranties And Representation Of The Pledgor

The Pledgors hereby make the following representation and warranties to the Pledgee and confirm that Party A executes this Agreement in reliance of such representation and warranties:

5.1	The Pledgors lawfully own the equity interests hereunder and are entitled to create pledge on such the equity interests;

5.2	Party A shall not be interfered by any other parties once the Party A exercises the rights of the Pledge in accordance with this Agreement.

5.3	Party A is entitled to dispose the pledge in accordance with relevant laws and this Agreement.

5.4
The execution and performance of this Agreement of the Pledgor has gained all necessary authorization and shall not violate any applicable laws and regulations. The representative who signs this Agreement shall be lawfully and effectively authorized.

5.5	Except for the pledge under this Agreement, there is no other burden of rights on the equity interests pledged by the Pledgors (including but not limited to pledge).

5.6
There is no pending or incoming civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder at the date of execution of this Agreement.

5.7	There are no outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder at the date of execution of this Agreement.

5.8	Each provision hereunder is the expression of each Party’s true meaning and shall be binding upon all the Parties.

6	Covenant Of The Pledgor

6.1	During the term of this Agreement, the Pledgor covenants to Party A that the Pledgor will:

6.1.1
not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee except transfer to the Pledgee or the person designated by the Pledgee as required by the Pledgee;

6.1.2
comply with and implement laws and regulations with respect to the pledge of rights, present to Party A the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and take actions in accordance with the reasonable instruction of Party A;

6.1.3
timely notify Party A of any events or any received notices which may affect the Pledgor’s equity interest or any part of its right, and any events or any received notices which may change the Pledgor’s any covenant and obligation under this Agreement or which may affect the Pledgor’s performance of its obligations under this Agreement, take actions in accordance with the instructions of Party A;

6.2
The Pledgors agree that Party A’s right of exercising the Pledge pursuant to this Agreement shall not be suspended or hampered by the Pledgors or any successors or transferees of the Pledgors or any other persons.

6.3
The Pledgors warrant to Party A that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Technical Consulting and Service Agreement, the Pledgors shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and /or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or another party designated by the Pledgee, and provides the Pledgee with all the documents regarded as necessary to the Pledgee within the reasonable time.

6.4
The Pledgors warrants to Party A that the Pledgors will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. The Pledgor shall compensate for all the losses suffered by Party A for the reasons that the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7	Event Of Default

7.1	The following events shall be regarded as an event of default:

7.1.1
Party B or its successors or transferees fail to make full payment of service fees under the Service Agreement on time, or the Pledgors or its successors or transferees fail to perform the Business Operation Agreement and the Option Agreement.;

7.1.2
The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 and 6 herein, and/or the Pledgor is in violation of any representations or warranties under Article 5 and 6 herein;

7.1.3	The Pledgors gravely violate any provisions of this Agreement;

7.1.4	The Pledgors waive the pledged equity interests or transfers the pledged equity interests without prior written consent from the Pledgee except otherwise agreed under Article 6.1.1 herein;

7.1.5
The Pledgor’s any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor’s capacity to perform the obligations herein is affected;

7.1.6	The Pledgors are incapable of repaying the general debt or other debt, which subsequently affects the interests of Party A;

7.1.7	This Agreement is illegal for the reason of the promulgation of any related laws or the Pledgor's incapability of continuing to perform the obligations herein;

7.1.8
Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.9	The property of the Pledgor is adversely changed and causes Party A to deem that the capability of the Pledgor to perform the obligations herein is affected;

7.1.10	Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with relevant laws.

7.2
The Pledgor shall immediately give a written notice to Party A if the Pledgor is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or are going on.

7.3
Unless the event of default under Article 7.1 herein has been solved to Party A's satisfaction, Party A, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding fees under the Service Agreement, and other payables or timely perform the Business Operation Agreement or the Option Agreement, or dispose the Pledge in accordance with Article 8 herein.

8	Exercise Of The Right Of The Pledge

8.1
The Pledgor shall not transfer the pledge without prior written approval from Party A prior to the full repayment of the fees under the Service Agreement and the full performance of the Business Operation Agreement or the Option Agreement.

8.2	Party A shall give a notice of default to the Pledgors when it exercises the right of pledge.

8.3	Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when Party A gives a notice of default in accordance with Article 7.3 or thereafter.

8.4
Party A is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the share pledged herein in accordance with legal procedure until the outstanding fees under the Servicing Agreement and all other payables there under are repaid, and the full performance of the Business Operation Agreement or the Option Agreement.

8.5	The Pledgors shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9	Transfer

9.1	The Pledgors shall not transfer the rights and obligations to any third party herein without prior consent from the Pledgee.

9.2	This Agreement shall be binding upon the Pledgors and their successors and be effective to Party A and his successors and assignees.

9.3
Party A may transfer his all or any rights and obligations under the Reorganization Agreement to any third party at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. When Party A transfers the rights and obligations under the Reorganization Agreement, at the request of Party A, the Pledgors shall execute relevant agreements and/or documents with respect to such transfer.

9.4	After the Pledgee’s change resulting from the transfer, the new parties to the pledge shall reexecute a pledge agreement.

10	Fees And Other Charges

The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges.

11	Force Majeure

11.1
If this Agreement is delayed in or prevented from performing in the Event of Force Majeure (“Event of Force Majeure”), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control.  The Party affected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

11.2
The Pledge affected by Force Majeure shall not assume any liability under this Agreement. However, subject to the Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

12	Applicable Law and Dispute Resolution

12.1	The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the PRC law.

12.2
The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

12.3	Each Party shall continue performance of this Agreement in good faith according to the stipulations herein except the matters in dispute.

13	Notice

Any notice or correspondence, which is given by the Party as stipulated hereunder, shall be in Chinese and English writing and shall be delivered in person or by registered or prepaid mail or recognized express service, or be transmitted by telex or facsimile to the following addresses:

Party A:	KONGZHONG CHINA CO., LTD.
Address:	35 F, Tengda Plaza, No. 168 Xiwai Street, Haidian District, Beijing, 100044, PRC
Fax:	(86)10-88575872
Tele:	(86)10-88576000
Addressee:	Leilei WANG

Party B:	SHANGHAI DACHENG NETWORK TECHNOLOGY CO., LTD.
Address:	21-22 F, Shen Building, No. 3553, Zhongshanbeilu, Putuo District, Shanghai, 200062
Fax:	(+8621) 6082 5528
Tele:	(+8621) 6082 5088
Addressee:	Zhen YANG

Party C:	ZHEN YANG
Address:	21-22 F, Shen Building, No. 3553, Zhongshanbeilu, Putuo District, Shanghai, 200062
Fax:	(+8621) 6082 5528
Tele:	(+8621) 6082 5088
Addressee:	Zhen YANG

Party D:	LEILEI WANG
Address:	21-22 F, Shen Building, No. 3553, Zhongshanbeilu, Putuo District, Shanghai, 200062
Fax:	(+8621) 6082 5528
Tele:	(+8621) 6082 5088
Addressee:	Leilei WANG

14	Appendices

The appendices to this Agreement are entire and integral part of this Agreement.

15	Waiver

The Pledgee’s non-exercise or delay in exercise of any rights, remedies, power or privileges hereunder shall not be deemed as the waiver of such rights, remedies, power or privileges. Any single or partial exercise of the rights, remedies, power and privileges shall not exclude the Pledgee from exercising any other rights, remedies, power and privileges. The rights, remedies, power and privileges hereunder are accumulative and shall not exclude the application of any other rights, remedies, power and privileges stipulated by laws.

16	Miscellaneous

Any amendments, modifications or supplements to this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

In case any terms and stipulations in this Agreement is regarded as illegal or can not be performed in accordance with the applicable law, such terms and stipulations shall be deemed to lose effect and enforcement within the scope governed by the applicable law, and the rest stipulations will remain effective.

This Agreement and all the agreements and/or documents referenced or specifically included herein constitute the entire agreement among the Parties in respect of the subject matter hereof and supersede all prior oral or written agreements, contract, understanding and correspondence among them.

This Agreement shall be kept in 4 copies.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the Effective Date first written above.

Party A: KONGZHONG CHINA CO., LTD.

Authorized Representative:
(Seal)

Party B: SHANGHAI DACHENG NETWORK TECHNOLOGY CO., LTD.

Authorized Representative: /s/ Zhen YANG
(Seal)

Party C: ZHEN YANG

Signature: /s/ Zhen YANG

Party D: LEILEI WANG

Signature: /s/ Leilei WANG